Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PURDEN LAKE RESOURCE CORP.", CHANGING ITS NAME FROM "PURDEN LAKE RESOURCE CORP." TO "CHINA BAICAOTANG MEDICINE LIMITED", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 2009, AT 2:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4258837 8100

091137467

Jeffrey W Bullock, Secretary of State

AUTHENTICATION: 7723525

DATE: 12-28-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:21 PM 12/24/2009
FILED 02:07 PM 12/24/2009
SRV 091137467 - 4258837 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of PURDEN LAKE RESOURCE CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to CHINA BAICAOTANG MEDICINE LIMITED

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of December, 2009.

By: Lisa LoPomo
Authorized Officer

Title: President

Name: Lisa LoPomo
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